Exhibit 1(j)


                                 THE RBB FUND, I

                          ARTICLES SUPPLEMENTARY TO THE
                                     CHARTER

               THE RBB FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended, and having authorized capital of twenty-five billion nine hundred million shares of the common stock, par value $.001 per share, at a meeting held an July 21, 1993, adopted resolutions increasing the number of shares of common stock that are classified (but not increasing the aggregate number of authorized shares) into separate classes by:

               classifying fifty million (50,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of fifty thousand dollars ($50,000), as Class X Common Stock;

               classifying fifty million (50,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of fifty thousand dollars ($50,000), as Class Y Common Stock;

               classifying fifty million (50,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of fifty thousand dollars ($50,000), as Class Z Common Stock; and

               classifying fifty million (50,000,000) of the previously authorized,, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of fifty thousand dollars ($50,000), as Class AA Common Stock.

               SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

               A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions or redemption of each class of common stock of the Corporation is set forth in Article VI, Section (6) of the Corporation's Charter, and has hot been changed by the Board of Directors of the Corporation.

               THIRD: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to authority and power contained in the charter of the Corporation.

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               FOURTH: Immediately before the increase in the number of shares of common stock that have been classified into separate classes:

                       (a) the Corporation had authority to issue thirty billion (30,000,000,000) shares of its common stock and the aggregate par value of all the shares of all classes was thirty million dollars ($30,000,000);

                       (b) the number of shares of each authorized class of common stock was as follows: Class A - one hundred million (100,000,000), par value $.001 per share; Class B - one hundred million (100,000,000), par value $.001 per share; Class C - one hundred million (100,000,000), par value $.001 per share; Class D - one hundred million (100,000,000), par value $.001 per share; Class E - five hundred million (500,000,000), par value $.001 per share; Class F - five hundred million (500,000,000), par value $.001 per share; Class G
- five hundred million (500,000,000), par value $.001 per share; Class H - five hundred million (500,000,000), par value $.001 per share; Class I five hundred million (500,000,000), par value $.001 per share; Class J - five hundred million (500,000,000), par value $.001 per share; Class K -five hundred million (500,000,000), par value $.001 per share; Class L - one billion five hundred million (1,500,000,000), par value $.001 per share; Class M - five hundred million (500,000,000), par value $.001 per share; Class N - five hundred million (500,000,000), par value $.001 per share; Class 0 - five hundred million (500,000,000), par value $.001 per share; Class P -one hundred million (100,000,000), par value $.001 per share; Class Q - one hundred million (100,000,000), par value $.001 per share; Class R - five hundred million (500,000,000), par value $.001 per share; Class S - five hundred million (500,000,000), par value $.001 per share; Class T - five hundred million (500,000,000), par value $.001 per share; Class U - five hundred million (500,000,000), par value $.001 per share; Class V - five hundred million (500,000,000), par value $.001 per share; Class W -one hundred million (100,000,000), par value $.001 per share; Class Alpha 1 - five hundred million (500,000,000), par value $.001 per share; Class Alpha 2 - five hundred million (500,000,000), par value $.001 per share; Class Alpha 3 - five hundred million (500,000,000), par value $.001 per share; Class Alpha 4 - five hundred million (500,000,000), par value $.001 per share; Class Beta 1 - five hundred million (500,000,000), par value $.001 per share; Class Beta 2 - five hundred million (500,000,000), par value $.001 per share; Class Beta 3 - five hundred million (500,000,0OO), par value $.001 per share; Class Beta 4 - five hundred million (500,000,000), par value $.001 per share; Class Gamma 1 - five hundred million (500,000,000), par value $.001 per share; Class Gamma 2 - five hundred million (500,000,000), par value $.001 per share; Class Gamma 3 - five hundred million (500,000,000), par value $.001 per share; Class Gamma 4 - five hundred million (500,000,000), par value $.001 per share; Class Delta 1 - five hundred million (500,000,000), par value $.001 per share; Class Delta 2 - five hundred million (500,000,000), par value $.001 per share; Class Delta 3 - five hundred million (500,000,000), par value $.001 per share; Class Delta 4 - five hundred million (500,000,000), par value $.001 per share; Class Epsilon 1 - five hundred million (500,000,000), par value $.001 per share; Class Epsilon 2 - five hundred million (500,000,000), par value $.001 per share; Class Epsilon 3 - five hundred million (500,000,000), par value $.001 per share; Class Epsilon 4 - five hundred million (500,000,000), par value $.001 per share; Class Zeta 1 - five hundred million (500,000,000), par value $.001 per share; Class Zeta 2 - five hundred million (500,000,000), par value $.001 per share; Class Zeta 3 - five hundred million (500,000,000), par value $.001 per share; Class Zeta 4 - five hundred million (500,000,000), par value $.001 per share; Class Eta 1 - five hundred million (500,000,000), par value $.001 per share; Class Eta 2 - five hundred million (500,000,000) par value $.001 per share; Class Eta 3 five hundred million (500,000,0OO), par value $.001 per share; Class Eta 4 - five hundred million (500,000,000), par value $.001 per share; Class Theta 1 - five hundred million (500,000,000), par value $.001 per share; Class Theta 2 - five hundred million (500,000,000), par value $.001 per share; Class Theta 3 - five hundred million (500,000,000) par value $.001 per share; and Class Theta 4 - five hundred million (500,000,000), par value $.001 per share, for a total of twenty-five billion seven hundred million (25,700,000,000) shares classified into separate classes of common stock.

              After the increase in the number of shares of common stock that have been classified into separate classes:

                       (c) the Corporation has the authority to issue thirty billion (30,000,000,000) shares of its common stock and the aggregate par value of all the shares of all classes is now thirty million dollars ($30,000,000); and

                       (d) the number of authorized shares of each class is now as follows: Class A - one hundred million (100,000,000), par value $.001 per share; Class B - one hundred million (100,000,000), par value $.001 per share; Class C - one hundred million (100,000,000), par value $.001 per share; Class D
- one hundred million (100,000,000), par value $.001 per share; Class E - five hundred million (500,000,000), par value $.001 per share; Class F - five hundred million (500,000,000), par value $.001 per share; Class G - five hundred million (500,000,000), par value $.001 per share; Class H - five hundred million (500,000,000), par value $.001 per share; Class I five hundred million (500,000,000), par value $.001 per share; Class J - five hundred million (500,000,000), par value $.001 per share; Class K - five hundred million (500,000,000), par value $.001 per share; Class L - one billion five hundred million (1,500,000,000), par value $.001 per share; Class M - five hundred million (500,000,000), par value $.001 per share; Class N - five hundred million (500,000,000), par value $.001 per share; Class 0 - five hundred million (500,000,000), par value $.001 per share; Class P - one hundred million (100,000,000), par value $.001 per share; Class Q - one hundred million (100,000,000), par value $.001 per share; Class R - five hundred million (500,000,000), par value $.001 per share; Class S - five hundred million (500,000,000), par value $.001 per share; Class T - five hundred million (500,000,000), par value $.001 per share; Class U - five hundred million (500,000,000), par value $.001 per share; Class V - five hundred million (500,000,000), par value $.001 per share; Class W - one hundred million (100,000,000), par value $.001 per share; Class X - fifty million (5O,000,000), par value $.001 per share; Class Y - fifty million (50,000,000), par value $.001 per share; Class Z - fifty million (50,000,000), par value $.001 per share; Class AA - fifty million (50,000,000), par value $.001 per share; Class Alpha 1
- five hundred million (500,000,000), par value $.001 per share; Class Alpha 2 - five hundred million (500,000,000), par value $.001 per share; Class Alpha 3 - five hundred million (500,000,000), par value $.001 per share; Class Alpha 4 - five hundred million (500,000,000), par value $.001 per share; Class Beta 1 - five hundred million (500,000,000), par value $.001 per share; Class Beta 2 - five hundred million (500,000,000), par value $.001 per share; Class Beta 3 - five hundred million (500,000,000), par value $.001 per share; Class Beta 4 - five hundred million (500,000,000), par value $.001 per share; Class Gamma 1 - five hundred million (500,000,000), par value $.001 per share; Class Gamma 2 - five hundred million (500,000,000), par value $.001 per share; Class Gamma 3 - five hundred million (500,000,000), par value $.001 per share; Class Gamma 4 - five hundred million (500,000,000), par value $.001 per share; Class Delta 1 - five hundred million (500,000,000), par value $.001 per share; Class Delta 2 - five hundred million (500,000,000), par value $.001 per share; Class Delta 3 - five hundred million (500,000,000), par value $.001 per share; Class Delta 4 - five hundred million (500,000,000), par value $.001 per share; Class Epsilon 1 - five hundred million (500,000,000), par value $.001 per share; Class Epsilon 2 - five hundred million (500,000,000), par value $.001 per share; Class Epsilon 3 - five hundred million (500,000,000), par value $.001 per share; Class Epsilon 4 - five hundred million (500,000,000), par value $.001 per share; Class Zeta 1 - five hundred million (500,000,000), par value $.001 per share; Class Zeta 2 - five hundred million (500,000,000), par value $.001 per share; Class Zeta 3 - five hundred million (500,000,000), par value $.001 per share; Class Zeta 4 - five hundred million (500,000,000), par value $.001 per share; Class Eta 1 - five hundred million (500,000,000), par value $.001 per share; Class Eta 2 - five hundred million (500,000,000) par value $.001 per share; Class Eta 3 - five hundred million (500,000,000), par value $.001 per share; Class Eta 4 - five hundred million (500,000,000), par value $.001 per share; Class Theta 1 five hundred million (500,000,000), par value $.001 per share; Class Theta 2 - five hundred million (500,000,000), par value $.001 per share; Class Theta 3 - five hundred million (500,000,000), par value $.001 per share; Class Theta 4 - five hundred million (500,000,000), par value $.001 per share; for a total of twenty-five billion nine hundred million (25,900,000,000) shares classified into separate classes of common stock.
 IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these presents to be signed and attested in its name and on its behalf by its President and Secretary on September 30, 1993.

                                       THE RBB FUND, INC.
 ATTEST:

 /s/MORGAN R. JONES                    By:/s/EDWARD J. ROACH
 ------------------                    ---------------------
 Morgan R. Jones                       Edward J. Roach
 Secretary                             President




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               THE UNDERSIGNED, President of The RBB Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

 /s/EDWARD J. ROACH
 ------------------
 Edward J. Roach
 President